
DASHBOARD
LOCATION SERVICES
Hi Lisa,
in New York, NY
PREVENTATIVE SERVICES
Ready An Agent
Track Me On The Go
Send Me A Car
Roadside Assistance
Video Monitor Me
Security Check
Telemedicine
Bodyguard
URGENT SERVICES
DIAL 911
SIREN

THE REVOLUTION IS HERE:
AI-Powered Preventative Personal Security

Our Bond - NASDAQ OBAI

Q2 2026 Earnings Webinar

Forward-looking statements disclaimer

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the caption “Item 1A. Risk Factors” in Part II of our most recent Quarterly Report on Form 10-Q, or under the caption “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K, and in our other filings with the SEC, copies of which are available on the SEC's website at www.sec.gov. Our Bond, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise that occur after the date of this release, except as required by law.

OBJECTIVE:

Review Q2 performance, understand the key drivers, and discuss the priorities for the remainder of the year

AGENDA:

→ **Q2 HIGHLIGHTS**
Key wins & developments

→**FINANCIAL PERFORMANCE**
Results & key drivers

→**FORWARD OUTLOOK**
Opportunities & priorities

→**DISCUSSION**
Key takeaways & Q&A

Democratizing Personal Security:
New Paradigm of AI-Powered **Preventative** Personal Security for All

Bond is your Personal Security Companion 24/7 Everywhere You Are
Never Alone Again


DASHBOARD
Hi Lisa,
PREVENTATIVE SERVICES

> 1.25 million security service request handled, including >10,000 emergencies and life saving situations

The Largest Companies In The World Offer Bond To All Types Of Employees

EY Research Concludes:

Bond's Preventative Personal Security Services
Generate Positive ROI for Corporations
By Offering Bond as an Employee Benefit to All Employees

Average annual benefit per employee: $181–$280

Bond is offering personal security to more individuals globally than any other company

1 of the 3 largest global	employers
1 of the 3 largest global	revenue-producing companies
1 of the 3 largest global	smartphone vendors
1 of the 3 largest global	retailers
1 of the 3 largest global	media and entertainment companies
1 of the 3 largest global	tele-communications companies
1 of the 3 largest global	sports apparel companies

Developments

Traction within Cities

City of 270,000 residents
- Signed an agreement with Bond to offer the service to all residents
- Since, we have initiated onboarding and 60% of informed residents register for the service

City of 1M residents [Jerusalem]
- Completed a successful pilot encompassing residents and city workers.
- On June 17 we announced being chosen to first offer the service to all 10,000 city workers
- Since, the contract is now officially signed- Actively onboarding in 2 cities

In dialogue with ~8 other mayors about similar deals
- Bond is recognized as "Sole Supplier"

$3 million Government Contract

- On June 17 we announced that we were notified being awarded the deal, yet that we are still negotiating the contract.
- Since, we have been unable to reach an agreement on other terms like insurance, payment schedules, and risk allocation
- Negotiations are ongoing, but this now seems unlikely to close
- Importantly, we do not expect this to have a meaningful impact on our 2026 cash flow, given the costs that would have been required to set up and service the contract.

Vision: Bond will become the Amazon of Private Sector Security



Bond will become the recognized global leader of personal safety and security
Google
Self-Actualization
achieving one's full potential, including creative activities
Esteem Needs
prestige, feeling of accomplishment
facebook
Belongingness & Love Needs
intimate relationships, friends
bond
Safety Needs
security, safety
amazon
Physiological Needs
food, water, warmth, rest
Self-Fulfillment Needs
Psychological Needs
Basic Needs

Global leader of $438 billion safety, security and peace-of-mind market pioneering a solution to a persistent problem that's experienced by billions

New Technologies Adoption Life Cycle [Geoffery Moore]


EARLY MARKET
THE CHASM
MAINSTREAM MARKET
Bond Status
TECH ENTHUSIASTS
VISIONARIES
PRAGMATISTS
CONSERVATIVES
SKEPTICS
INNOVATORS 2.5%
EARLY ADOPTERS 13.5%
EARLY MAJORITY 34%
LATE MAJORITY 34%
LAGGARDS 16%

Building a Stronger Financial Foundation for Growth

- ☑ **Improving Operating Leverage**
  41% sequential reduction in operating expenses; 28% sequential improvement in net loss

- ☑ **Growing Liquidity**
  Cash increased 37% QoQ to $5.2M

- ☑ **Strengthened Balance Sheet**
  ~$4.3M reduction in 2026 debt burden through conversion and payment deferral

- ☑ **Enhanced Financial Flexibility**
  Renewed $3M revolver provides additional non-dilutive working capital capacity

Summary & Outlook

- Proven Operationally and Technologically
- Proven Commercially
- No direct competition observed
- Significant moat
- **2025** dedicated to preparations for going public and investments in strategic initiatives that will start to drive hyper growth in the 2nd half of 2026 – and into the future
- **2026** dedicated to growth and to inducing an inflection point
- Bond continues to demonstrate ability to fund Growth operations - while remaining sensitive to dilution while raising capital

- **Q2 to Date**
-   EY ROI study released
-   Initial resonance of EY report is very positive
-   City of 270,000 paying for all residents, onboarding residents with promising results
-   City of 1,000,000 [Jerusalem] contracted Bond on behalf of all 10,000 city workers
-   ~ 8 other cities across two focus countries are in dialog with Bond
-   Pipeline is progressing
-   Preparing for GSX tradeshow in September

Question & Answer Session

bond

THANK YOU!

NASDAQ: OBAI

e-mail: InvestorRelations@OurBond.com